Exhibit 23.4

621 SEVENTEENTH STREET, SUITE 1550	DENVER, COLORADO 80293	(303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use by SandRidge Energy, Inc. (the “Company”), of our name and to the inclusion of information taken from the reports listed below in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission on or about March 3, 2017, as well as to the incorporation by reference thereof into the Company’s Registration Statement on Form S-8 (File No. 333-214383):

December 31, 2016, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
December 31, 2015, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case

RYDER SCOTT COMPANY, L.P.

Denver, Colorado
March 3, 2017

1100 LOUISIANA, SUITE 4600    HOUSTON, TEXAS 77002-5218    TEL (713) 651-9191    FAX (713) 651-0849
1015 4TH STREET S.W. SUITE 600    CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790